Exhibit 10.40


                       SECURITY AGREEMENT

          THIS SECURITY AGREEMENT (the "Agreement") is made and entered into this 25th day of September, 2001, between KLT TELECOM INC., a Missouri corporation ("Secured Party"), and DIGITAL TELEPORT, INC., a Missouri corporation ("Debtor") with reference to the following:

          A. The parties hereto have executed a Credit Agreement (the "Credit Agreement"), as of the date hereof, pursuant to which Secured Party has agreed to make a term loan (the "Loan") to Debtor in an aggregate principal amount not to exceed $5,000,000.

          B.   The provisions of the Credit Agreement require
Debtor to execute this Agreement as a condition to the Secured
Party's obligation to make the Loan pursuant to the terms of the Credit Agreement.

          NOW THEREFORE, in consideration of the mutual covenants and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Debtor and Secured Party agree as follows:

          1. COLLATERAL. Debtor hereby grants to Secured Party a security interest in all of the personal property in which Debtor now or hereafter has rights and wherever located (the "Collateral"), including, without limitation, the following:

                    (a)  all accounts (the "Accounts");

                    (b)  all goods, including embedded software;

                    (c)  all letter of credit rights;

                    (d)  all general intangibles, including,
     without limitation, payment intangibles (the "Payment
     Intangibles"), indefeasible rights to use, licenses, permits, trademarks, corporate and trade names, copyrights, franchise rights, goodwill, patents and patent applications;

                    (e)  all supporting obligations;

                    (f)  all instruments, including, without
     limitation, promissory notes;

                    (g)  all inventory, including embedded
     software (the "Inventory");

                    (h)  all chattel paper, whether tangible,
     intangible, or electronic;

                    (i)  all investment property, whether
     certificated or uncertificated, and the dividends and distributions thereon or therefrom;

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                    (j)  all documents;

                    (k)  all certificates of deposit;

                    (l)  all money, cash and cash equivalents;

                    (m)  all deposit accounts;

                    (n) all equipment, including all mechanisms, instrumentation, and the attachments, parts and accessories thereto and software embedded therein;

                    (o) all motor vehicles and trailers, whether or not subject to a certificate of title or manufacturer's statement of origin (collectively, the "Motor Vehicles");

                    (p)  all commercial tort claims;

                    (q)  all software;

                    (r)  all fixtures;

                    (s)  all books, records, computer records,
     ledger cards, programs and other computer materials, customer and supplier lists, invoices, orders and other property at any time evidencing or relating to the Collateral (the "Records"); and

                    (t)  any and all additions, accessions,
     replacements and substitutions to or for any of the foregoing, any and all proceeds and products of any of the foregoing, and any insurance and the proceeds therefrom in any way relating to the foregoing.

     All terms used herein to describe Collateral and not defined herein shall have the meaning given to them, if any, in the Missouri Uniform Commercial Code.

          2. LIABILITIES AND OBLIGATIONS SECURED. The security interests described herein are granted to Secured Party to secure the performance and payment of any and all obligations and liabilities of Debtor to Secured Party, and any amendments and restatements thereof, and/or supplements thereto, including such obligations that: (a) are now existing or hereafter arising; (b) are direct or indirect; (c) are absolute or contingent; (d) are joint or several; (e) are primary or secondary; (f) are due or to become due; (g) include, without limitation, any renewals or extensions thereof and substitutions of the foregoing obligations and future advances; (h) Secured Party may advance or spend for the maintenance or preservation of the Collateral; and (i) exist under this Agreement (all such obligations and liabilities are hereinafter collectively referred to as the "Secured Obligations"). Secured Obligations include, but are not limited to, all obligations of Debtor under the Credit Agreement and any promissory notes, instruments, documents or agreements of any kind executed in connection therewith.

          3.   REPRESENTATIONS AND WARRANTIES OF DEBTOR.   Debtor
represents and warrants as follows:

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                    (a)  All of the warranties and representations made by
     Debtor in the Credit Agreement are true and correct and are incorporated herein by reference.

                    (b)  Debtor's exact legal name is as set
     forth in the first paragraph of this Agreement.

                    (c)  Debtor's state of incorporation is
     Missouri (the "Debtor State").

                    (d)  Debtor has the power and authority to
     own and possess, and/or grant a security interest in the Collateral.

                    (e) Debtor has the requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder and under the Credit Agreement and the same have been duly authorized by all necessary corporate action on the part of Debtor, and, assuming this Agreement constitutes the valid and binding agreement of Secured Party, constitute valid and binding obligations of Debtor, enforceable against Debtor in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.

                    (f)  Debtor is not a party to any agreement,
     instrument or undertaking, or subject to any other restriction (i) which materially or adversely affects, or may in the future so affect, the property, financial condition or business operations of Debtor, or (ii) under or pursuant to which Debtor is or will be required to place (or under which any other person or entity may place) a lien upon any of its properties to secure payment and/or performance of any liability or obligation, either upon demand or upon the happening of any condition or event, with or without demand.

                    (g)  The Collateral will be used primarily
     for business purposes other than farming.

                    (h)  The Collateral will not be misused,
     abused, wasted or allowed to deteriorate, except for the ordinary wear and tear of its primary use.

                    (i)  The Collateral (except for Collateral
     consisting of instruments or negotiable documents or documents of title all of which shall be held by Secured Party) will be kept only at such other location as may be consented to in writing by Secured Party, except for temporary removal consistent with such Collateral's ordinary primary use.

                    (j)  No financing statements covering any of
     the Collateral are on file in any public office except as may show Secured Party as the holder of a security interest in the Collateral.

                    (k) Except for the security interest granted hereby, and any other security interests or leasehold interests granted by Debtor to Secured Party or disclosed

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     by Debtor on SCHEDULE 5.08 to the Credit Agreement, Debtor
     owns the Collateral free from any prior or adverse lien, charge, security interest or encumbrance.

                    (l)  No item of the Collateral is a part of
     or attached to any real property or fixtures or to any personal property not subject to this Security Agreement.

                    (m)  Debtor has sufficient rights in the
     Collateral to grant Secured Party the security interests described herein. Debtor has more than mere possession of the Collateral, and has the power and authority to own and possess the Collateral, subject only to the interest of Secured Party therein.

                    (n)  Debtor has, on the date hereof, or, as
     to Collateral acquired by Debtor after the date hereof will have, as soon as Debtor has rights therein, good and marketable title to the Collateral.

          4.   COVENANTS OF DEBTOR.  All of the covenants of
Debtor in the Credit Agreement are incorporated herein by reference. In addition, Debtor covenants and agrees that it shall:

                    (a)  not reincorporate, change its state of
     incorporation from the Debtor State, change its name, change its form of existence or structure, or otherwise change its "location" as that term is defined in Article 9 of the Missouri Uniform Commercial Code, without first providing six (6) months written notice to Secured Party of any such change or modification;

                    (b)  if required by law or requested by
     Secured Party, execute in form satisfactory to Secured Party one or more financing statements pursuant to the applicable Uniform Commercial Code and such other documents and instruments as Secured Party may from time to time request to evidence, establish, perfect, or protect the security interest granted herein;

                    (c)  not permit any of the Collateral to
     become affixed to any real estate in any manner that would change its character from that of personal property to real property or a fixture, except in the ordinary course of its business;

                    (d)  not create or permit to be created or
     allow to exist any mortgage, pledge, encumbrance, agricultural lien, or other lien upon or security interest in any property or asset in which Debtor now has or hereafter acquires rights, except: (i) such as exist and/or are granted to Secured Party hereunder or under any of the other agreement; (ii) mechanics', materialmen's, bankers', warehousemen's and similar liens arising in the ordinary course of business and securing obligations of Debtor that are not over due for a period of more than sixty (60) days and are being contested in good faith by appropriate proceedings diligently pursued; (iii) liens arising in connection with worker's compensation, unemployment insurance, pensions and social security benefits which are not over due or are being contested in good faith by appropriate proceedings diligently pursued; (iv) zoning restrictions, easements, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially detract from the

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     value or impair the use of such real property; or (v) liens arising in connection with a Permitted Telecommunication
     Asset Sale (as defined in the Credit Agreement);

                    (f)  not permit or suffer any levy,
     attachment or restraint to be made affecting any of its assets or Collateral or permit or suffer any receiver, trustee or assignee for the benefit of creditors, or any other custodian to be appointed to take possession of all or any of Debtor's assets or any of the Collateral;

                    (g)  not acquire any other business or make
     any loan, advance or extension of credit to, or investment in, any other person or entity, or create or participate in the creation of any Subsidiary or joint venture, except: (i) investments in: bank repurchase agreements, savings accounts or certificates of deposit in a financial institution of recognized standing, obligations issued or fully guaranteed by the United States, and prime commercial paper maturing within ninety (90) days of the date of acquisition by Debtor; (ii) loans and advances made to employees and agents in the ordinary course of business, such as travel and entertainment advances and similar items; and (iii) investments shown on its financial records, provided that such investments shall not be increased;

                    (h) not liquidate or dissolve, or merge with or into or consolidate with or into any other person or entity, or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets or business (other than sales made in the ordinary course of business), amend, modify or supplement Debtor's certificate or articles of incorporation, bylaws, partnership agreement or other document evidencing the existence of Debtor as a legal entity;

                    (i)  not discount or sell with recourse, or
     sell for less than the face amount thereof, any of its notes or accounts receivable, whether now owned or hereafter acquired;

                    (j)  not guaranty or otherwise, in any way,
     become liable with respect to the obligations or liabilities of any person or entity, other than in connection with the endorsement of instruments or items for payment for deposit or collection in the ordinary course of its business;

                    (k) defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein;

                    (l)  not create any chattel paper without
     placing a legend on the chattel paper acceptable to Secured
     Party indicating that Secured Party has a security interest therein; and

                    (m) notify Secured Party immediately, orally and in writing, of any event causing material loss or depreciation in value of the Collateral and the amount of such loss or depreciation and of any other event that materially affects the Collateral or Secured party's ability to collect the Secured Obligation therefrom.

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          5.   UCC-1 FINANCING STATEMENTS.

                    (a)  Debtor hereby authorizes Secured Party:
     (i) to file or record one or more financing statements in any location and in any jurisdiction where Secured Party deems it necessary or appropriate to perfect or give notice of the security interests granted herein; and (ii) to describe the collateral in any financing statement filed in the same manner as the Collateral is described in this Agreement, as "All Property" or "All Assets," and as any category of property set forth in the applicable version of
     Article 9 of the Uniform Commercial Code.

                    (b)  If applicable law requires Debtor to
     sign any financing statement for filing or recording purposes, Debtor hereby appoints Secured Party and any representative of Secured Party as Debtor's attorney and agent, with full power of substitution, to sign or endorse Debtor's name on any such financing statement, and Debtor authorizes Secured Party to file or record the same.

                    (c)  Debtor shall pay the cost of filing or
     recording the financing statements and other documents referred to above in this paragraph and this Security
     Agreement in all public offices where filing or recording is deemed by Secured Party to be necessary or desirable.

                    (d)  A photographic or other reproduction of
     this Security Agreement or any financing statement related hereto shall be sufficient as a financing statement in any jurisdiction where filing or recording of such a reproduction is permitted by law.

          6.   POSSESSION, CONSTRUCTIVE POSSESSION, OR CONTROL OF
CERTAIN COLLATERAL.

                    (a)  Debtor shall deliver all of the
     Collateral consisting of instruments, negotiable documents, and documents of title to Secured Party concurrently with the execution of this Agreement or, as to any such Collateral in which Debtor acquires rights after the date hereof, as soon as Debtor has acquired rights therein.

                    (b)  To the extent such instruments,
     negotiable documents and documents of title are in the possession of a third party, Debtor shall cause such third party to execute an agreement in a form satisfactory to Secured Party consenting to hold such property as bailee for Secured Party to provide constructive possession of such property to Secured Party and acknowledging Secured Party's security in such collateral.

                    (c)  Debtor shall cooperate with Secured
     Party in obtaining control with respect to Deposit Accounts, Investment Property, Letter of Credit Rights, and electronic chattel paper. Such cooperation shall include, but not be limited to causing third parties to execute one or more agreements acknowledging and consenting to Secured Party's security interest in such collateral in form and substance satisfactory to Secured Party (a "Control Agreement").

          7. INSPECTIONS. Secured Party may examine and inspect the Collateral at any reasonable time or times wherever it is located. Secured Party may also examine and inspect any

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other property or premises of Debtor and Debtor's books and records during normal business hours.

          8. DELIVERY OF COLLATERAL SCHEDULE AND INFORMATION. Debtor shall deliver to Secured Party within 10 days of a written request (i) a schedule describing the Collateral and the location thereof; (ii) a certificate executed by Debtor stating that no default or Event of Default (as hereinafter defined) exists hereunder or, if there is such a default or Event of Default, specifying the nature and duration thereof and what action, if any, Debtor is taking or proposes to take with respect thereto; and (iii) promptly, such other data and information as to the financial condition of Debtor or the Collateral as from time to time may be requested by Secured Party.

          9.   NO SETOFFS, ETC.; WAIVER THEREOF.   As of the date
of this Agreement, Debtor agrees that there is no basis for set-off, defense, or counterclaim against Secured Party in respect of this Agreement and/or the Secured Obligations, and any such setoffs, defenses, or counterclaims, to the extent they exist, are hereby waived and released by Debtor.

          10. EVENT OF DEFAULT. The term "Event of Default" as used herein shall mean any one or more of the following events:

                    (a) Default in the payment or performance of any of the Secured Obligations when due;

                    (b)  Default in the performance of or
     compliance with any covenant or agreement of Debtor contained herein or in any other agreement or instrument evidencing or relating to any of the Secured Obligations.

                    (c)  If any warranty, representation or
     statement made or furnished to Secured Party by or on behalf of Debtor, including without limitation any statement made by Debtor in any financial or credit statement or application for credit made prior to the date of this Security Agreement, proves to have been false or misleading in any respect when made or furnished;

                    (d)  If Secured Party shall receive at any
     time a report indicating that Secured Party's security interests granted hereunder in the Collateral are not prior in time and right to all other security interests or other interests indicated in such a report.

                    (e)  The insolvency, suspension of active
     business or business failure of or by Debtor;

                    (f)  The appointment of a receiver for, by,
     or against Debtor or any part of its property;

                    (g)  The assignment for the benefit of
     creditors of Debtor;

                    (h)  The commencement of a proceeding under
     any bankruptcy, insolvency, reorganization, arrangement or other law relating to the relief of debtors by or against Debtor; PROVIDED, HOWEVER, that if any such appointment or proceeding is initiated

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     without the consent or application of Debtor, such
     appointment or proceeding shall not constitute an Event of Default until the same shall have remained in effect for 30 days;

                    (i)  The acceleration of the maturity of any
     liability or obligation of Debtor to anyone other than Secured Party;

                    (j) The making of any levy, seizure warrant, or attachment of, on, or with respect to the Collateral or any portion thereof;

                    (k)  The loss, theft, damage, destruction or
     danger of misuse or confiscation of any material part of the Collateral;

                    (l)  The issuance of any injunction with
     respect to the use or sale of the Collateral or any portion thereof;

                    (m) The service of any warrant of attachment or garnishment or the making or issuance of any lien, levy or similar process on or with respect to Debtor;

                    (n)  The dissolution of Debtor;

                    (o)  The failure by Debtor to satisfy any
     final judgment, decree or order against Debtor which has not been stayed or appealed within 30 days after entry thereof if, at the end of such 30-day period, there shall be undischarged any final judgment or judgments against Debtor for the payment of money which shall alone or in the aggregate exceed $100,000;

                    (p)  The occurrence of a default or Event of
     Default under any other agreement, instrument and/or document between Secured Party and Debtor, including, without limitation, the Credit Agreement, which is not cured within the time, if any, specified therefor in such other agreement, instrument and/or document; or

                    (q)  If Secured Party determines that the
     Secured Obligations are inadequately secured and that the prospect of the payment or performance of any of the Secured
     Obligations is impaired.

          11. NOTIFICATION OF EVENT OF DEFAULT. Debtor shall immediately notify Secured Party of the occurrence of any of the foregoing Events of Default.

          12. SECURED PARTY'S RIGHTS AND REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default and at any time thereafter, in addition to any other rights and remedies of Secured Party however arising, Secured Party shall have the right to:

                    (a)  notify the obligors on any or all
     proceeds of the Collateral consisting of accounts, chattel paper, general intangibles, contract rights, instruments, insurance policies, things in action or the like to make payment thereon directly to Secured Party, and Secured Party may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon or with respect to such Collateral;

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                    (b)  take control of any or all proceeds constituting a part of the Collateral;

                    (c) without notice or demand, declare any or all of the Secured Obligations immediately due and payable, notwithstanding any provision to the contrary contained in any agreement or instrument evidencing or relating to any of the Secured Obligations;

                    (d) set off any deposits or other moneys due from Secured Party to Debtor against any of the Secured
     Obligations, whether or not the same is due and in any order of priority;

                    (e)  take possession of the Collateral;

                    (f)  require Debtor to assemble the
     Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties, or, if Debtor fails or refuses to so assemble the Collateral, Secured Party may, and Debtor hereby authorizes and empowers Secured Party to, enter upon the premises wherever the Collateral may be in order to remove the same, and employ process of law (such as replevin or receivership) to obtain possession of the Collateral or dispossess Debtor of the Collateral, each without notice to Debtor or an opportunity to be heard, such notice being specifically waived by Debtor; and

                    (g)  sell, license, lease, or otherwise
     dispose of the Collateral, or any portion thereof (the
     "Foreclosure Sale").

          13.  FORECLOSURE SALE.

                    (a)  At any Foreclosure Sale, Secured Party
     may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment and the like without in any way affecting the commercial reasonableness of any such sale.

                    (b)  If Secured Party sells any of the
     Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of this subsequent sale.

                    (c)  If Secured Party purchases the
     Collateral at a Foreclosure Sale, the parties agree that the amount bid by Secured Party (the "Credit Bid") shall be deemed to be commercially reasonable if it is based on the lesser of the then owing Secured Obligation or a forced-liquidation appraisal conducted either internally by Secured Party or by an appraiser of Secured Party's choice. The parties hereto agree that such a Credit Bid shall not be deemed to be significantly below the range of proceeds that would have been realized from a sale to an independent third person.

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                    (d)  Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

          14. COSTS OF COLLECTION. Secured Party's costs of collection, enforcement and prosecution of its rights and remedies hereunder or otherwise arising, whether or not involving a case, action or other proceeding before any state or federal court or other body, including without limitation attorneys' fees and expenses, shall be borne solely by Debtor.

          15. RISK OF LOSS. Debtor bears all risk of loss of, and with respect to, the Collateral.

          16. WAIVERS. Debtor: (a) waives the right to direct the application of any and all payments at any time or times hereafter received by Secured Party on account of the Secured Obligations, (b) agrees that Secured Party shall have the continuing exclusive right to apply and reapply any and all such payments in such manner as Secured Party may deem advisable, notwithstanding any entry by Secured Party upon any of its books and records; and (c) waives the right to seek a marshaling of any of the Collateral.

          17. PURSUIT OF COLLATERAL NOT REQUIRED. Repossession and/or liquidation of the Collateral are not a condition precedent to a suit for an in personam judgment against Debtor with respect to the Secured Obligations. In its sole and absolute discretion, Secured Party shall have the right to realize on none, a portion of, or all of the Collateral in any manner or order it deems appropriate. Any failure of Secured Party to pursue collection from the Collateral shall in no way operate as a release, impairment or reduction of the obligation of Debtor hereunder and shall not be a defense by Debtor in any action brought by Secured Party against Debtor. Secured Party shall have no duty to: (i) to repossess and/or liquidate the Collateral; (ii) collect from the Collateral or any income therefrom, including the proceeds of any insurance, or (iii) pursue collection of the Secured Obligations from the Collateral.

          18.  NO NOVATION.   This Security Agreement is not
intended to be a novation of any prior security agreements executed by the parties hereto.

          19. SUCCESSORS AND ASSIGNS. This Security Agreement shall inure to the benefit of and shall be binding upon Debtor and Secured Party and their respective successors and assigns, and further shall bind all persons who become bound as a debtor to this Agreement.

          20. NOTICES. Any demand upon or notice or other communication to Debtor shall be effective if delivered by hand delivery or deposited in the mails, postage prepaid, addressed to Debtor at the address of Debtor set forth below, or, if Debtor has notified Secured Party in writing of a change of address, to the last address of which Secured Party has been so notified.

          21. GOVERNING LAW. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

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          22.  EXCLUSIVE JURISDICTION AND CONSENT TO SERVICE OF
PROCESS. THE PARTIES AGREE THAT ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE CREDIT AGREEMENT, THE COLLATERAL, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY OTHER DOCUMENT ENTERED INTO BY DEBTOR OR SECURED PARTY IN CONNECTION WITH SUCH TRANSACTIONS SHALL BE INSTITUTED IN A FEDERAL COURT SITTING IN MISSOURI OR STATE COURT SITTING IN MISSOURI, WHICH SHALL BE THE EXCLUSIVE VENUE OF ANY SUCH ACTION. EACH PARTY WAIVES ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION, AND IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY SUCH COURT (AND THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION SHALL BE EFFECTIVE AGAINST SUCH PARTY WHEN TRANSMITTED IN ACCORDANCE WITH SECTION 20. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

          23. SURVIVAL. If any provision of this Security Agreement is contrary to, prohibited by or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible. If any provision of this Security Agreement is contrary to, prohibited by or deemed invalid under the applicable laws or regulations of any jurisdiction, such provision shall not thereby be rendered invalid in any other jurisdiction.

          24. MULTIPLE COUNTERPARTS. This Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute but one and the same instrument.

          25. FACSIMILE EXECUTION. This Agreement may be executed by facsimile signatures which shall be deemed to have the same force and effect as original signatures.

          26.  HEADINGS.  The headings used in this Security
Agreement are for convenience of reference only and shall in no way define, limit or describe the scope or intent of any provision of this Security Agreement.

          27. WAIVER OF JURY TRIAL. THE PARTIES HERETO MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER DOCUMENT ENTERED INTO BY DEBTOR AND SECURED PARTY IN CONNECTION WITH THIS TRANSACTION, OR ANY CONDUCT RELATING TO THIS AGREEMENT OR THE LOANS MADE HEREUNDER OR THE DEBTOR-CREDITOR RELATIONSHIP ESTABLISHED HEREBY, INCLUDING WITH REGARD TO ANY COUNTERCLAIMS, CAUSES OF ACTION, AND DEFENSES WHETHER BASED IN CONTRACT OR TORT OR OTHERWISE. THIS WAIVER IS GRANTED IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES
ASSOCIATED WITH JURY TRIALS.   THE PARTIES HERETO ACKNOWLEDGE
THAT THEY HAVE

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

BEEN INDUCED TO ENTER INTO THIS AGREEMENT IN PART BY THE
PROVISIONS OF THIS PARAGRAPH.

          IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement on the day and year first above written.

     SECURED PARTY:

     By:   /s/ Mark R. Schroeder
           Name:  Mark R. Schroeder
           Title:  President
           Address:  10740 Nall, Suite 230
                     Overland Park, KS  66211


     DEBTOR:

     By:   /s/ Gary W. Douglass
           Name:  Gary W. Douglass
           Title:  SVP & CFO
           Address:  8112 Maryland Ave.
                     St. Louis, MO 63105

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